    As filed with the Securities and Exchange Commission on January 2, 2001
                                                           Reg. No. __________
   ===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         TOPCLICK INTERNATIONAL, INC.
               -------------------------------------------------
              (Exact name of issuer as specified in its charter)


      DELAWARE                                     33-755473
-------------------------------              --------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

                7676 Hazard Center Drive, Office 10, 5th Floor
                          San Diego, California 92108
         -------------------------------------------------------------
         (Address of principal executive offices, including Zip Code)


                         RESTRICTED STOCK AWARDS UNDER
                            CONSULTATION AGREEMENTS
                     -------------------------------------
                           (Full title of the plans)

                                  Chris Lewis
                7676 Hazard Center Drive, Office 10, 5th Floor
                          San Diego, California 92108
              --------------------------------------------------
                    (Name and address of agent for service)


                                (619) 298-8225
         ------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copy To:

                           Clifford L. Neuman, Esq.
                         Neuman, Drennen & Stone, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

   ===========================================================================

                        CALCULATION OF REGISTRATION FEE


                                        Proposed  Proposed
                                         Maximum   Maximum
Title of Each Class                     Offering  Aggregate     Amount of
of Securities to be        Amount to    Price Per  Offering   Registration
    Registered           be Registered  Share (1) Price (1)        Fee
--------------------     -------------- --------- ---------   ------------

Common Stock, $.001           25,000    $.07      $1,750         $ 4.62
par value, issuable
under Bowron
Consultation
Agreement
---------------------------------------------------------------------------

Common Stock, $.001          100,000    $.07      $7,000         $18.48
par value, issuable
under Wilkinson
Consultation
Agreement
---------------------------------------------------------------------------

Total                                             $7,750         $100.00


(1) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based on the price per share and aggregate offering price based upon the average of the bid and ask closing price of Registrant's Common Stock within the five business days prior to December 28, 2000, as reported on OTC Electronic Bulletin Board.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by TopClick International, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission ("Commission") are incorporated into this Registration
Statement:

     (a) The contents of the Company's Registration Statement on Form SB-2/A-3 filed with the Commission on December 30, 1999, SEC File No. 333-82483;

     (b) The Company's latest Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, as filed with the Commission on November 20, 2000;

     (c) The Company's Current Report on Form 8-K, as filed with the Commission on September 25, 2000;

     (d) The Company's Annual Report on Form 10-KSB for the year ended June 30, 2000, as filed with the Commission on November 2, 2000;

     (e) A description of the Company's Common Stock, which is contained in the Form SB-2/A-3 Registration Statement filed by the Company with the Commission on December 30, 1999, as amended through the date hereof; and

     (f) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                           DESCRIPTION OF SECURITIES

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common stock offered pursuant to the Consultation Agreements will be passed upon for the Company by Neuman & Drennen, LLC., Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302.

                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

                                  PROSPECTUS

                         TOPCLICK INTERNATIONAL, INC.

                          125,000 Shares Common Stock
               _________________________________________________

     This is an offering of shares of the common stock of TopClick International, Inc. which are being offered by persons who were issued shares of our common stock. These persons are referred to in this Prospectus as
"Selling Securityholders."   All of the shares of common stock to be sold by
the Selling Securityholders were issued to them as compensation under their consulting contracts. All of the Selling Securityholders are consultants to the Company. See the sections entitled "Selling Securityholders" and "Description of Securities."

     Selling Securityholders may sell shares covered by this Prospectus at prices relating to prevailing market prices or at negotiable prices. Our common stock is currently traded over-the-counter and traded on the OTC Electronic Bulletin Board under the symbol "TOCK." On December 29, 2000, the last reported bid and asked prices of our common stock were $.02 and $.03, respectively.

     We will not receive any proceeds from the resale of the common stock. For information regarding fees and expenses we may pay in connection with the registration of the common stock covered by this Prospectus, see the section entitled "Selling Securityholders."

               Investing in our common stock involves a high degree of risk. You should read the "Risk
               Factors" beginning on Page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.







               The Date of This Prospectus is December __, 2000.

                              Prospectus Summary

     This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

                               About our Company

     Please note that throughout this Prospectus the words "we," "our" or "us" refers to TopClick International, Inc. and not to any of the Selling Securityholders.

     We have developed and operate a website located at www.topclick.com.
This is a privacy-based information site with thousands of links to privacy issues, news, books and organizations. The current version of the website was launched in February 2000.

     Our executive officers are located at 7676 Hazard Center Drive, Office 10, 5th Floor, San Diego, California 92108, and our telephone number is (619) 298-8225. Our world wide web address is: http://www.topclick.com. Information contained in our web site is not part of this prospectus.

                              Recent Developments

     In November, 2000, we closed our executive offices in the United States and Canada in an effort to conserve our working capital. At the present time, the Company's offices are located in the residence of our President, Chris Lewis, in Vancouver, British Columbia.

                              About the Offering

     This is an offering of shares of our common stock by persons who were issued shares of our common stock.

     We refer to these persons as "Selling Securityholders" in this Prospectus. We are registering the common stock covered by this Prospectus in order to fulfill the obligations we have under agreements with the Selling Securityholders.

                                 RISK FACTORS

     An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Our Shares of Common Stock Represent a Highly Speculative Investment

     We have been operating at a loss since our formation, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will become profitable. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment.

We Have a History of Operating Losses, Depletion of Working Capital and Financial Instability

     Since our inception, we have experienced significant net losses and have accumulated significant deficits. We expect these losses and deficits to continue for an undetermined period of time. Since the commencement of our operations, we have earned only limited operating revenues. There can be no assurance that we will be able to achieve profitable operations or sustained revenues.

Due to Our History of Operating Losses, Our Auditors Are Uncertain That We Will Be Able to Continue as a Going Concern

     Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Due to our continuing operating losses and negative cash flows from our operations, the report of our auditors issued in connected with our consolidated financial statements for the fiscal year ended June 30, 2000 contained an explanatory paragraph indicating that the foregoing matters raised substantial doubt about our abilities to continue as a going concern. We cannot provide any assurance that we will be profitable in the future or that we will be able to achieve our business objectives.

We Rely on Key Employees Whose Absence Could Adversely Affect Our Ability to Execute Our Business Strategy

     Our future success will depend in large part on our ability to attract, motivate and retain highly qualified employees. Competition for these employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute our business strategy is often lengthy. Once these employees are hired, there can still be intense competition for their services from other businesses, including other start-up or Internet-related businesses. If we are successful in implementing our business strategy, additional strain will be placed on our managerial, operating, financial and other resources. In addition, we are highly dependent upon the experience, abilities and continued efforts of our senior management, especially Chris Lewis, our President and Chief Executive Officer. We do not presently maintain "key man" life insurance with respect to the members of our senior management. Our inability to attract key personnel or the loss of the services of one or more of the key members of our senior management, including Mr. Lewis, could have a material adverse effect on our business, financial condition or results of operations.

Our Industry is Intensely Competitive

     Competition to provide Internet Guides is intense, and we expect the competition to increase. Our competitors may develop technologies or services which would render our products obsolete and noncompetitive. We have a lot of competition which includes, but is not limited to, Browser companies; Internet Distribution Companies; existing, established providers; Internet search and directory sites; broadband communications companies; large media conglomerates; commercial and non-commercial computer operating systems companies; software development companies; directory companies (e.g. Yellow Pages); and Bookmark Managers.

     Many of our existing competitors have longer operating histories in the Web market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources. Competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, advertisers and content providers. We can give no assurance that our competitors will not develop Web search and retrieval services that are equal or superior to ours or that achieve greater market acceptance than ours in the areas of name recognition, performance, and ease of use. We can give no assurance that other Web content providers will not be perceived by advertisers as having more desirable Web sites for placement of advertisements. In addition, a number of our competitors have established collaborative relationships with other Web content providers. Accordingly, we can give no assurance that we will be able to retain advertisers or maintain or increase users on our network or that competitors will not experience greater growth in the number of users than we do. We can give no assurance that we will be able to compete successfully against our current or future competitors.

We May Incur Expenses or Suffer a Loss of Business If Our Network Fails

     Our success will depend in part upon our ability to support a complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, telecommunications failures and similar events. The occurrence of a natural disaster or other unanticipated problems at our network operations center or at any of our regional operating locations could cause interruptions in our services. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

We Will Rely on Use of Computer and Telecommunications Infrastructure Provided by Third Parties

     Our success will depend on our continued investment in sophisticated telecommunications and computer systems and computer software. We anticipate making significant investments in the acquisition, development and maintenance of such technologies and we believe that such expenditures will be necessary on an on-going basis. Computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which requires us to anticipate technological developments. We can give no assurance that we will be successful in anticipating, managing or adopting such technological changes on a timely basis or that we will have the resources available to invest in new technologies. Our business is dependent on our computer and telecommunications equipment and software systems, the temporary or permanent loss of which, through physical damage or operating malfunction, could have a material adverse effect on our business. Operating malfunctions in the software systems of financial institutions, market makers and other parties might have an adverse affect on our operations. We depend on service provided by various local and long distance telephone companies. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of our services, or any significant interruption in telephone services, could have a material adverse effect on our business. Additionally, as we continue to introduce new services that use new technologies, we may be required to license technology from third parties. There can be no assurance that these licenses will be available on commercially reasonable terms, if at all. Our inability to obtain any of these licenses could result in delays or reductions in the introduction of new services or could adversely affect our existing business.

We May Lose Customers If We Are Unable to Respond to Technological Change in the Industry

     Our market is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging nature of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our system, particularly in response to our competition. We can provide no assurance that we will be successful in responding quickly, cost effectively or sufficiently to these developments. In addition, we may be required to make substantial expenditures in order to adapt to new Internet technologies or standards. These expenditures could have a material adverse effect on our business, financial condition or results of operations.

We Are Highly Dependant on the Acceptance and Growth of the Internet

     Acceptance of our services is substantially dependent upon the widespread adoption of the Internet for commerce, entertainment and communications. As is typical in rapidly developing markets, demand for and market acceptance of Internet products and services are subject to a high level of uncertainty. In addition, issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use, especially in the markets that we will target. Despite growing interest in the commercial possibilities for the Internet, we believe that many businesses and individuals have been deterred from purchasing Internet access services for a number of reasons including:

     *    inconsistent quality of service;

     *    limited availability of cost effective, high-speed service;

     *    difficulty in integrating business applications on the Internet; and

     * inadequate protection of the confidentiality of stored data and information moving across the Internet.

     The adoption of the Internet for commerce and communications, particularly by those enterprises that have historically relied upon alternative means of commerce and communication, generally requires understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information, or in relationships with other Internet service providers, may be reluctant and slow to adopt a new strategy that may make their existing personnel, infrastructure or Internet service provider relationship obsolete. Failure of the Internet market to develop or unexpectedly slow development of the Internet market may have a material adverse affect on our business, financial condition or results of operations.

     We may lose customers or incur significant expenses as a result of security breaches of our network. Despite our implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service providers and online service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. A person gaining unauthorized access to our network may be able to view and download confidential information stored on our systems or the systems of our subscribers. We could be found liable to our subscribers for unauthorized access and we may lose potential subscribers if they perceive our system to be unsafe. Although we have implemented industry standard security measures, similar measures have been circumvented in the past, and we can provide no assurance that measures we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of our services, which could have a material adverse effect on our business, financial condition or results of operations.

We May Incur Liability Related to Our Network Technology or the Information or Content on Our Website

     We may face liability under federal, state or foreign laws for defamation, copyright, trademark or patent infringement, negligence, obscenity or other claims related to the information or data on our network or the technology used in our network. This potential liability may require us to expend substantial resources or discontinue some of our services. Although we carry general liability insurance, our insurance may not cover or fully indemnify us for all liability that we may incur. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition or results of operations.

We are Subject to Regulatory and Related Influences

     The Internet is subject to changing political, economic and regulatory influences, any of which could have a material adverse effect on our business. For example, during the past several years, various Internet directory service and telecommunications industries have been subject to an increase in governmental and international regulation. Certain proposals to reform the telecommunications and Internet systems are periodically considered by the appropriate regulators. These proposals could increase government involvement in Internet services and otherwise change the operating environment for our customers. We cannot predict what impact, if any, such factors might have on our business.

We are Subject to Market  Forces  Beyond Our Control

     Many Internet directory service  providers  are  consolidating  to create Internet directory service delivery systems with greater regional market power. As a result, these systems could have greater bargaining power, which may result in lower prices for our products. Our failure to maintain adequate prices would have a material adverse effect on our
business.   Changes  in  current  Internet   directory  service reimbursement
systems  could  result  in  the  need  for   unplanned   product enhancements,
in delays or cancellations, or in the revocation of endorsement of our services. Our results of operations may vary from period to period due to a variety of factors, including our research and development, our introduction of new products or services, cost increases from third-party service providers, changes in marketing and sales expenditures, acceptance of our products and services, competitive pricing, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition and general economic and industry conditions that affect demand.

Future Capital Needs and Uncertainty of Additional  Funding

     Our working capital is extremely limited and there can be no assurance that we will be able to obtain additional financing on acceptable terms, or at all. We have expended substantial funds on research and development. If we fail to obtain additional financing, we will have to limit or eliminate our research and development activities, or reduce or eliminate our marketing programs, either of which would have a material adverse effect on our ability to compete.

Future Sales of Additional Shares of Our Common Stock into the Market May Depress the Market Price of Our Common Stock

     We have issued common stock, options and warrants to purchase our common stock, and preferred stock which is convertible into our common stock. In the future, we may issue additional common stock, options, warrants, preferred stock or other securities exercisable to purchase or convertible into our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

The Events Described in Forward-looking Statements We Make in this Prospectus May Not Occur

     This prospectus contains forward-looking statements as that term is defined in the federal securities laws. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions made or to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," "continue," their opposites and similar expressions are intended to identify forward-looking statements. We caution readers that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based, including but not limited to the factors discussed in the risk factors described above. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

The Public Trading Market for our Common Stock is Illiquid and Highly Sporadic

     While there currently exists in the over-the-counter market a limited and sporadic public trading market for our common stock, we cannot be sure that the market will improve in the future. As a result, the investors in our stock may not be able to liquidate their investment without considerable delay, if at all. If a more active market does develop, the price of our stock may be highly volatile. The over-the-counter markets for securities such as ours historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may also adversely affect the market price of our common stock.

                            ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Commission a Registration Statement on Form S-8 to register the shares of our common stock to be sold by the Selling Securityholders. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement.
You can review a copy of the Registration Statement and its exhibits at the public reference room maintained by the Commission and on the Commission's website as described above.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

     * changes in general economic and business conditions affecting our industry;

     *    changes in our business strategies; and

     *    the level of demand for our products.

     In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                            SELLING SECURITYHOLDERS

     The Selling Securityholders are offering to sell 125,000 shares of our common stock covered by this prospectus. All of the Selling Securityholders are consultants to the Company and received their shares of common stock as compensation under their consultation agreements.

     The following table lists the Selling Securityholders eligible to sell shares of common stock under this Prospectus, the number of shares beneficially owned by each Selling Securityholder prior to this Offering, and the maximum number of shares each Selling Securityholder may sell under this Prospectus. We will not receive any of the proceeds from the sale of our common stock by the Selling Securityholders. The number of shares owned by each Selling Securityholder after the Offering will depend upon the number of shares actually sold by each Selling Securityholder.

                  Number of       Maximum     Number of
                   Shares        Number of     Shares
                Beneficially   Shares to be Beneficially
                 Owned Prior      Sold in    Owned after
               to Offering(1)    Offering     Offering     Percent
                -------------    --------   ------------   -------

Shannon Wilkinson  100,000        100,000          -0-        -0-
Adam Bowron         25,000         25,000          -0-        -0-
                                ---------
                                  125,000
____________________

     (1) The number of shares indicated includes shares acquired directly from us at the time of hire by the Selling Shareholders as well as shares which are issuable upon the exercise of currently vested options or options which will vest over a period of 60 days from the date of filing of this Prospectus by the Selling Securityholders.

     If the Selling Securityholders sell all of the shares of common stock covered by this Prospectus and do not acquire any additional shares, none of the Selling Securityholders would own any shares of our common stock after the completion of this Offering.

     We will pay all expenses to register the shares, except that the Selling Securityholders will generally pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

     We have agreed to indemnify the Selling Securityholders and certain affiliated parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this Offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling our Company, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our Company, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

                                USE OF PROCEEDS

     We will not receive any proceeds when Selling Securityholders sell shares of common stock under this Prospectus.


                             PLAN OF DISTRIBUTION

     Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or at negotiated prices, in one or more of the following kinds of transactions:

     *    Transactions in the over-the-counter market;
     * Transactions on a stock exchange that lists our common stock, or transactions negotiated between Selling Securityholders and purchasers, or otherwise.

     Broker-dealers or agents may purchase shares directly from a Selling Securityholder or sell shares to someone else on behalf of a Selling Securityholder. Broker-dealers may charge commissions to both Selling Securityholders selling common stock and purchasers buying shares sold by a Selling Securityholder. If a broker buys shares directly from a Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a Prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this Prospectus in order to add or correct important information about the plan of distribution for the shares.

     In addition to any other applicable laws or regulations, Selling Securityholders must comply with regulations relating to distributions by Selling Securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

     Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their common stock. Some states may also require Selling Securityholders to sell their common stock only through broker-dealers.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 99,980,000 shares of common stock, par value $.001 per share and 20,000 shares of preferred stock, $.001 par value. The following summary of provisions applicable to our common stock and preferred stock is subject to, and qualified in its entirety by, our Certificate of Incorporation and Bylaws and by the provisions of applicable law.

     As of November 30, 2000, 15,128,215 shares of our common stock were outstanding and held of record by 197 holders of record. There are no shares of preferred stock issued or outstanding.

     Each holder of shares of common stock is entitled to one vote for each share held on all matters submitted to a vote of holders of common stock. The common stock does not have cumulative voting rights, which means that holders of more than 50% of the shares of common stock are able to elect all of our directors and, in this event, the holders of the remaining shares would not be able to elect any directors. Each share of common stock is entitled to participate equally in dividends, if, as and when declared by our Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. We have never declared or paid cash dividends on our common stock and it is our present intention not to pay any cash dividends to holders of common stock but to reinvest our earnings, if any. The shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and all shares of common stock offered by this prospectus will be, upon issuance and sale, duly authorized, validly issued, fully paid and nonassessable. Our Board of Directors has the authority, without further shareholder approval, to issue up to all of the 99,980,000 shares of common stock and 20,000 shares of preferred stock authorized by our charter. The issuance of common stock could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change of control without any action by our shareholders.

                                 LEGAL MATTERS

     The validity of the resale of the common stock offered hereby will be passed upon for the Company by Neuman & Drennen, LLC of Boulder, Colorado.

                                    EXPERTS

     The audited financial statements of TopClick International, Inc. as of June 30, 2000 as for the fiscal years ended June 30, 2000 and June 30, 1999, incorporated by reference in this Registration Statement, have been audited by Davidson & Company, LLP, Independent Public Accountants, and are included herein in reliance upon the authority of said firm as experts in accounting an auditing.

===========================================================================

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.


                  TopClick International, Inc.

                          Common Stock

                         125,000 Shares

                       December ____, 2000

===========================================================================

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article VIII of the Company's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide that: (a) the Company is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Company) at the Company's request (such directors, officers and other persons are collectively, "Covered Persons"), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Company is required to advance expenses, as incurred to such Covered Persons in connection with defending a proceeding; (c) the indemnitee(s) of the Company have the right to bring suit, and to be paid the expenses of prosecuting such suit if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws; (d) the rights conferred in the Bylaws are not exclusive and the Company is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Company is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Company may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such Covered Persons.

     The Company also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Company and its officers or directors, may be sufficiently broad to permit indemnification of the Company's officers and directors for liability arising under the Securities Act of 1933, as amended (the "1933 Act").
                          *     *     *

                                   EXHIBITS

          Exhibit
          Number    Description
         --------   -----------
           *3.1     Certificate of Incorporation

           *3.2     Amendment to Certificate of Incorporation

           *3.3     Bylaws

           *4.2     Specimen Common Stock Certificate

            5.1 Opinion of Neuman & Drennen, LLC relating to the issuance of shares of Common Stock pursuant to the Consultation Agreements.

           23.1     Consent of Neuman & Drennen, LLC

           23.2     Consent of Davidson & Company, LLP, Chartered Accountants

           24.1     Power of Attorney.  Reference is made to Signature page.

           99.1     Bowron Consultation Agreement

           99.2     Wilkinson Consultation Agreement

--------------------------------

* Filed as an exhibit to the Form SB-2/A-3 Registration Statement, as amended through the date hereof, filed with the Commission on December 30, 1999, which is incorporated herein by this reference.

                                 UNDERTAKINGS

1.      The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement:

             i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

             ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporate by reference in the registration statement.

        (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to deliver, or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to Securityholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

4. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on December 4, 2000.

                                      TOPCLICK INTERNATIONAL, INC.

                                      By:  /s/ Chris Lewis
                                           ---------------------------------
                                           Chris Lewis
                                           President and Chief Executive
                                           Officer

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Lewis and Grant Lee, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                               Position                 Date
  ---------                               --------                 ----

/s/ Chris Lewis                    President, Director and        1/2/01
-------------------                Chief Executive Officer
Chris Lewis